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                                                                EXHIBIT 10.15

                             STOCKHOLDERS' AGREEMENT

        THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of this 30th day of September, 1992, by and among EXTENDED SYSTEMS, INC., a Delaware corporation (the "Company"), the persons named as Stockholders in Exhibit A hereto (the "Stockholders"), and the persons named as Investors in Exhibit B hereto (the "Investors").

        The Stockholders are holders of shares of the issued and outstanding Common Stock, of the Company (the "Common Stock"). The Stockholders have entered into that Fourth Amended ES1 Shareholder Agreement (the "Shareholder Agreement") that provides for the purchase of certain shares of the Stockholders' Company stock under certain circumstances.

        The Investors are, on the date hereof, acquiring an aggregate of $7,625,000 Maturity Value of the Company's Convertible Subordinated Zero Coupon Promissory Notes (the "Zero Coupon Notes") and $500,000 principal amount of the Company's 10% Convertible Subordinated Promissory Notes (the "10% Notes," the 10% Notes and the Zero Coupon Notes are, collectively, the "Notes") and three-year Warrants to purchase 76,062 shares of the Company's Common Stock (the "Warrants") pursuant to the terms of a Convertible Subordinated Promissory Notes and Warrant Purchase Agreement, dated the date hereof, among the Company and the Investors (the "Purchase Agreement"). The Notes and Warrants are referred to, collectively, in this Agreement as the "Securities," and the Common Stock acquired or available to be acquired thereunder are referred to as the "Conversion Shares" and "Warrant Shares", respectively, and shall have the meanings assigned to them in the Purchase Agreement. Common Stock otherwise acquired by the Investors for the purpose of this Agreement shall be included in the term "Conversion Shares".

        It is a condition to the obligations of the Investors under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof

        In consideration of the foregoing and the agreements set forth below, the parties agree with each

        1. Designated Representative of the Investors. The Investors will designate, in writing, a representative who shall be authorized to act on their behalf with respect to all matters related to this Agreement. The Designated Representative will nominate the Investors' selection of a nominee for election to the Board of Directors.

        2. Board of Directors. The Stockholders and the Company agree that the Company's Board of Directors will be comprised of not more than seven (7) members. Prior to October 31, 1992, and thereafter during the term of this Agreement, the Stockholders shall vote all shares of the


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Company's Stock held by them to elect one member who has been designated by the
Investors to the Board of Directors and to elect a replacement member whenever designated.

        3. Restrictions on Transfer of Shares.

               3.01 Rights of Investors.

                      (a) Any Stockholder who proposes to sell or otherwise transfer stock shall do so in accordance with the provisions of the Certificate of Incorporation and the Shareholder Agreement. Any stock not purchased by the Company or the Stockholders shall then be offered to the Investors upon the same terms and conditions of the proposed sale. The Investors shall have forty-five
(45) days from the time they receive notice of a proposed sale, but in no event less than fifteen (15) days from the date they are notified that the Company and the other Stockholders have elected not to purchase the stock, within which to purchase the stock. The Investors' rights under this paragraph shall terminate if not exercised within the later of the forty-five (45) day and fifteen (15) day periods above.

                      (b) In the event the consideration (other than cash or cash equivalents), terms or conditions offered by the buyer are such that the Investors may not reasonably be required to furnish the same consideration, terms or conditions, then the Investors, may purchase the stock for a cash amount determined by the Company's Board of Directors to be reasonably equivalent in value to the consideration offered by the buyer based on the proposed terms and conditions.

                      (c) Subject to Section 3.2, if an offer to the Investors is not accepted as provided in Section 3. 1 (a) as to all or part of the stock or paid for as provided therein, the Stockholder so selling may thereafter sell such stock so offered pursuant to the terms contained in the Company's Certificate of Incorporation and the Shareholder Agreement.

                      (d) The failure of any Investor to exercise any option pursuant to this Section 3.1 shall not constitute a waiver of any of the provisions of this Agreement with respect to any proposed subsequent transfer of Common Stock.

               3.02 Tag-Along Rights. Each Investor will have the right to sell, on the terms and to the buyer described in a Stockholder's notice (i) if the Stockholder is Gary Atkins, then a number of shares equal to the number of shares to be sold multiplied by a fraction, the numerator of which will be the number of Conversion and Warrant Shares owned by such Investor, and the denominator of which will be the sum of the number of Conversion Shares and Warrant Shares owned by the Investors plus the number of shares of Common Stock owned by Gary Atkins and (ii) if the Stockholder selling is any Stockholder other than Gary Atkins, then a number of shares as determined above however the denominator shall be the number of all shares of stock restricted by the Shareholder Agreement. Provided, however, so long as the Company purchases stock from the Stockholders at sixty-five percent of the current independent appraisal as that term is used in the Shareholder Agreement, Investors have no right to sell to the Company under this Section 3.2. The Company covenants that it will not exercise its right to purchase shares of its capital stock contained in its Certificate of Incorporation with respect to a sale by the Investors under this
Section 3.2.


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               3.03 Permitted Transfers. Notwithstanding any other provision of this Section 3, a Stockholder may transfer shares of Common Stock pursuant to the terms of the Shareholder Agreement as it is written as of the date hereof.

               3.04 Invalid Transfers. Any sale, assignment or other transfer of Common Stock by a Stockholder contrary to the provisions of this Section 3 shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the shares of Common Stock sold, assigned or transferred for any purposes (including, without limitation, voting or dividend rights), unless and until the Stockholder so selling has satisfied the requirements of this Section 3 with respect to such sale, assignment or other transfer.

               3.05 Termination of Agreement. This Agreement shall terminate on the earlier of the day immediately prior to the closing of a Qualified Public Offering or the seventh anniversary hereof.

        4. Company's Right of first Purchase

                      (a) Any Investor who proposes to sell, assign or otherwise transfer to a third party any or all of the Securities held by it shall give the Company and the Stockholders written notice of its intent to sell, the dollar amount of the Notes, the number of the Warrants and the number of shares of stock involved in such sale, assignment or transfer.

                      (b) The Company and the Stockholders shall have thirty
(30) days after receipt of such notice in which to accept, in writing, the offer set forth therein to purchase the Securities to be sold. The Company's and Stockholder's notice of their acceptance or rejection of such offer shall be delivered to the Investor. If the offer is accepted then the Company and Stockholders shall pay for the Securities within thirty (30) days of the notice by the Investor. Failure to deliver a notice within the time provided herein shall be deemed a rejection of the right to purchase as provided herein. Following rejection the Investor shall have six months to sell the Securities or it must again comply with this Section 4.

                      (c) The Company and the Stockholders shall pay the Investor an amount equal to the greater of (i) the Issue Price and accrued Original Issue Discount for the Zero Coupon Notes being offered for sale, the principal amount and the accrued interest on the 10% Notes and the original purchase price of the Warrants through the date of their expiration and (ii) the appraised value per share as is determined quarterly of the Conversion Shares and Warrant Shares then offered by the Investors or for the number of shares subject to acquisition under the Notes and Warrants being offered for sale.

        5. Miscellaneous.

               5.01 Legend. Each certificate representing Shares of Common Stock owned by the Stockholders shall contain in addition to all other restrictive legends described in the Purchase Agreement or the Securities, the following legend:


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        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE
        PROVISIONS OF A STOCKHOLDERS' AGREEMENT DATED SEPTEMBER 30, 1992, BY AND AMONG THE COMPANY AND THE STOCKHOLDERS AND INVESTORS NAMED THEREIN, A COPY OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

        5.02 Notices. All notices or other communications required or permitted to be delivered hereunder shall be in writing signed by the party giving the notice to the Company at 5777 North Meeker Avenue, Boise, Idaho 83704,
Attention: President, and to the other parties hereto at their respective addresses set forth in Exhibits A and B to this Agreement. The Company, a Stockholder, or Investor may at any time change the address to which notice to him shall be mailed by giving notice of such change to the Company and to the other parties, and such notice shall be deemed given when received by the other parties hereto.

        5.03 Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings as to the subject matter of this Agreement. Amendments, waivers and consents with respect to this Agreement must be signed by all the parties hereto.

        5.04 Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto, except that the Company shall not have the right to assign its rights hereunder or any interest herein without obtaining the prior written consent of the Investors, and the rights and interests of the Investors shall be assignable to transferees of the Securities, Conversion Shares and Warrant Shares.

        5.05 Governing Laws. This Agreement shall be governed by and construed under the laws of the State of Idaho.

        5.06 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

        5.07 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

        5.08 Attorneys' Fees. In the event of any controversy, claim or dispute among the parties hereto arising out of or relaxing to this Agreement, or breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and Costs.

        5.09 Covenant. The Company covenants that it shall not exercise its right to purchase shares of its capital stock from Investors pursuant to any sale by Investors in connection with any merger


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or exchange described in Section 4.02(a) of the Purchase Agreement or at any
time from and after the effective date of Any Public Offering as that term is defined in the Purchase Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                             EXTENDED SYSTEMS, INC.


                             By: /s/ Gary Atkins
                             -------------------------------
                             Gary Atkins, President


                             STOCKHOLDERS


                             /s/ Gary Atkins
                             -------------------------------
                             Gary Atkins


                             /s/ Charles M. Jopson
                             -------------------------------
                             Charles M. Jopson


                             /s/ Douglas B. Winterrowd
                             -------------------------------
                             Douglas B. Winterrowd


                             /s/ Ted L. Wimer
                             -------------------------------
                             Ted L. Wimer


                             /s/ Steven Bolen
                             -------------------------------
                             Steven Bolen


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                            INVESTORS

                            SUMMIT VENTURES II, L.P.

                            By: Summit Partners II, L.P.
                                 General Partner

                                 By:  Stamps, Woodsum & Co. II
                                 General Partner

                                 By: /s/ Gregory M. Avis
                                    -------------------------------
                                 General Partner

                            SUMMIT INVESTORS II, L.P.

                            By: /s/ Gregory M. Avis
                               -------------------------------
                                 General Partner


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                                    EXHIBIT A

                              LIST OF STOCKHOLDERS

                                   Gary Atkins
                            5777 North Meeker Avenue
                               Boise, Idaho 83704

                                Charles M. Jopson
                            5777 North Meeker Avenue
                               Boise, Idaho 83704

                              Douglas B. Winterrowd
                            5777 North Meeker Avenue
                               Boise, Idaho 83704

                                  Ted L. Wimer
                            5777 North Meeker Avenue
                               Boise, Idaho 83704

                                  Steven Bolen
                            5777 North Meeker Avenue
                               Boise, Idaho 83704


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                                    EXHIBIT B

                                LIST OF INVESTORS



                            Summit Ventures II, L.P.
                         4675 MacArthur Court, Suite 710
                         Newport Beach, California 92660

                            Summit Investors II, L.P.
                         4675 MacArthur Court, Suite 710
                         Newport Beach, California 92660